Exhibit 10.30
     Artiside Investments, L.P. Subordinated Promissory Note



THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, WITHOUT (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED WITH RESPECT TO THE PROPOSED DISPOSITION THEREOF AND THAT SUCH DISPOSITION WILL NOT CAUSE THE LOSS OF THE EXEMPTION UPON WHICH THE COMPANY RELIED IN ISSUING THIS NOTE TO THE ORIGINAL PURCHASER.

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE SUBORDINATION AGREEMENT, DATED AS OF AUGUST 8, 2005, BY AND AMONG TRINITY SPRINGS, INC., DRAUPNIR, LLC, AND ARISTIDE INVESTMENTS, L.P., TO WHICH
REFERENCE IS MADE FOR THE TERMS THEREOF AND FOR LIMITATIONS ON
ENFORCEMENT OF THE PROVISIONS HEREOF AND OF RETENTION OF PAYMENTS
RECEIVED HEREUNDER.

                      SUBORDINATED PROMISSORY NOTE

$250,000  Issue Date: August 8, 2005
          Maturity Date: December 8, 2005

FOR VALUE RECEIVED, the undersigned, Trinity Springs, Inc., a Delaware corporation (the "Maker"), hereby promises to pay to the order of Aristide Investments, L.P., a California limited partnership (together with its successors and assigns, the "Holder"), the principal sum of two hundred fifty thousand dollars ($250,000), together with interest at the rate of seven percent (7.0%) per annum on the unpaid principal balance hereof, payable in monthly installments of interest of $1,458.33 on the eighth day of each month commencing September 8, 2005 and ending December 8, 2005. The entire amount of indebtedness hereunder then outstanding, including principal and accrued interest, shall become due and payable on December 8, 2005. Interest shall be computed on the basis of a 360 day year.

The Maker reserves the right to prepay all or any portion of this Subordinated Promissory Note at any time and from time to time without premium or penalty of any kind by paying, in addition to the principal amount of such prepayment, the interest accrued hereon to the date of such prepayment.

If any one of the following events (each, an "Event of Default") shall occur and be continuing for the applicable period of time specified herein for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or otherwise): (i) there should be a default in the payment of interest or principal due hereunder and such default shall continue for five (5) days after the mailing of written notice of such default to the Maker at the Maker's last known address, (ii) the Maker or any other person liable hereon should make an assignment for the benefit of creditors, (iii) attachment or garnishment proceedings are commenced against the Maker or any other person liable hereon, (iv) a receiver, trustee or liquidator is appointed over or execution levied upon any property of the Maker, (v) proceedings are instituted by or against the Maker or any other person liable hereon under any bankruptcy, insolvency, reorganization, receivership or other law relating to the relief of debtors from time to time in effect, including without limitation the United States Bankruptcy Code, as amended, or (vi) the Maker liquidates or dissolves; then, and in each such Event of Default, the Holder may, at its option, without notice or demand, declare the remaining unpaid principal balance of this Subordinated Promissory Note and all accrued interest thereon immediately due and payable in full.

Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (i) the foregoing rate per annum plus 2 percentage points or (ii) the maximum rate permitted by law, said interest to be compounded annually and computed on the basis of a 360 day year.

All payments made hereunder shall be made in lawful currency of the United States of America in immediately available. All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to any expenses of collection, next to accrued but unpaid interest and then to installments of principal remaining outstanding hereunder first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity.

The Maker agrees to pay all reasonable costs of collection, including attorneys' fees, paid or incurred by the Holder in enforcing this Subordinated Promissory Note or the rights and remedies herein provided.
The indebtedness evidenced hereby is subordinated and subject to the limitations as set forth in that certain Subordination Agreement dated as of August 8, 2005, which is attached hereto as Exhibit A and incorporated herein by reference, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Subordination Agreement"), by and among Holder and Maker for the benefit of LaSalle Bank National Association, Gold Bank and all other lenders (the "Senior Lenders") under that certain Amended and Restated Loan Agreement, dated as of September 30, 2004, as amended by the Revised First Amendment to Amended and Restated Loan and Security Agreement, dated as of April 14, 2005, as amended by the Revised Second Amendment to Amended and Restated Loan and Security Agreement, dated May 23, 2005 (collectively, the "Senior Loan Agreement"), by and between AMCON Distributing Company ("AMCON") and its subsidiaries, The Beverage Group, Inc., Chamberlin Natural Foods, Inc., Hawaiian Natural Water Company, Inc., Health Food Associates, Inc., and Trinity Springs, Inc. ("Trinity") with the Senior Lenders.

The Holder may sell, assign, pledge or otherwise transfer all or any portion of its interest in this Subordinated Promissory Note at any time or from time to time without prior notice to or consent of and without releasing any party liable or becoming liable hereon.
By executing this Subordinated Promissory Note on behalf of the Maker, the undersigned officer of the Maker, in his personal and individual capacity, represents to the Holder that such officer is duly authorized and empowered to execute and deliver this Subordinated Promissory Note on behalf of the Maker and that this Subordinated Promissory Note constitutes the legal and binding obligation of the Maker, enforceable against the Maker in accordance with its terms. This Subordinated Promissory Note shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.


IN WITNESS WHEREOF, the undersigned has duly caused this Subordinated Promissory Note to be executed and delivered at the place specified above and as of the date first written above.


TRINITY SPRINGS, INC.

By: /s/ William R. Hoppner

Name: William R. Hoppner

Title:  Chairman of the Board